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                                                                    EXHIBIT 10.6


                      AMENDED AND RESTATED PROMISSORY NOTE

$86,484.47                                                        APRIL 24, 2000


         BRUCE F. LOWTHERS, JR. (hereinafter referred to as "Maker"), for value received, hereby promises to pay to the order of TOWNE SERVICES, INC., a Georgia corporation (hereinafter referred to as "Payee"), the aggregate principal sum of eighty six thousand four hundred eighty four dollars and forty seven cents ($86,484.47) on December 31, 2000, together with interest on the unpaid principal balance at the rate of 8.0% per annum. The principal hereof and the interest thereon are payable at 3950 Johns Creek Court, Suite 1000, Suwanee, Georgia 30024, or at such other place as Payee may from time to time designate to Maker in writing, in coin or currency of the United States of America.

         Maker may, at any time and from time to time, prepay all or any portion of the principal of this Note remaining unpaid, without penalty or premium. Prepayments shall be applied first to the payment of accrued but unpaid interest on this Note and the balance to principal.

         If any of the following events (an "Event of Default") shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise), then this Note shall thereupon be and become, forthwith due and payable, without any further notice or demand of any kind whatsoever, all of which are hereby expressly waived:

                  (a) If Maker defaults in the payment of principal or interest on this Note when and as the same shall become due and payable and such default continues for 20 days after Maker receives notice from Payee of such default; or

                  (b) If Maker makes an assignment for the benefit of creditors or admits in writing an inability to pay his or its debts generally as they become due;

                  (c) If an order, judgment or decree is entered adjudicating Maker bankrupt or insolvent;

                  (d) If Maker petitions or applies to any tribunal for the appointment of a trustee or receiver of Maker, or of any substantial part of the assets of Maker, or commences any proceedings relating to Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

                  (e) If any such petition or application is filed, or any such proceedings are commenced, against Maker, and Maker by any act indicates its approval thereof, consent thereto, or acquiescence therein, or an order is entered appointing any such trustee or
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         receiver, or approving the petition in any such proceedings, and such order remains unstayed and in effect for more than 90 days.

         This Note is with full recourse to any assets of Maker.

         Any failure on the part of Payee at any time to require the performance by Maker of any of the terms or provisions hereof, even if known, shall in no way affect the right thereafter to enforce the same, nor shall any failure of Payee to insist on strict compliance with the terms and conditions hereof be taken or held to be a waiver of any succeeding breach or of the right of Payee to insist on strict compliance with the terms and conditions hereof.

         Time is of the essence.

         This Note shall be governed by, and enforced and interpreted in accordance with, the laws of the State of Georgia without regard to the principles of conflict of laws.

         This Note replaces, supercedes and evidences that certain Note issued December 31, 1999 for the principal amount of $86,484.47 (the "Prior Note"). The Prior Note had previously replaced and superceded that certain Promissory Note issued April 1, 1998 for the principal amount of $75,000. This Note is not a payment, satisfaction or novation of the Prior Note. The principal amount of this Note on the date hereof is equal to the principal amount of the Prior Note, and Maker acknowledges that the interest previously accrued on the Prior Note will be payable on the date stated above.

         In the event this note, or any part hereof, is collected by or through an attorney-at-law, Maker agrees to pay all costs of collection including, but not limited to, attorneys' fees equal to 15% of the principal and interest then due. In the event that Maker fails to make any payment when due, Payee shall provide written notice of default to Maker, which notice shall allow Maker ten
(10) days from the date of receipt of such notice in which to cure such default. If such default is not cured within the time allowed, the balance hereof shall be deemed to be immediately accelerated without further notice to Maker.

         IN WITNESS WHEREOF, Maker has executed this Note under seal as of the date first set forth above.

                                     MAKER:


                                     \s\ Bruce F. Lowthers, Jr.
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